First Bancorp 8-K

Exhibit 99(a)

First Bancorp Announces Consolidation of Ten Branches

SOUTHERN PINES, N.C., August 27, 2014

First Bancorp (FBNC), the parent company of First Bank, announced today the closure and consolidation of ten of its branches across North Carolina, South Carolina and Virginia (The specific branches are listed in Exhibit I). All branches will be consolidated with other First Bank branches near the closing locations and have at least one receiving branch less than 10 miles away.

Subject to regulatory approval, deposits at most closing branches are expected to transition to nearby branches on December 5th, 2014. Cathy Dudley, Chief Retail Banking Officer of First Bank, stated the closings are the result of changing customer banking preferences and a need for reinvestment to build stronger branch banking centers that will serve larger areas. “Like many banks, we’ve seen a significant spike in online and mobile banking usage these last few years and a decrease in branch transaction volumes,” Dudley commented.

“Many of the large banks have left rural areas across our footprint, but we believe the small business owners and families in these areas still need a strong banking partner in their communities. It is why we are consolidating locations and re-investing in new technologies, services and products.”

About First Bancorp

First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina with total assets of approximately $3.3 billion.  Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that currently operates 96 branches, with 81 branches operating in North Carolina, 7 branches in South Carolina (Cheraw, Dillon, Florence, and Latta), and 8 branches in Virginia (Abingdon, Blacksburg, Christiansburg, Dublin, Fort Chiswell, Radford, Salem and Wytheville), where First Bank does business as First Bank of Virginia. First Bank also has loan production offices in Fayetteville, North Carolina, and Greenville, North Carolina. First Bancorp's common stock is traded on the NASDAQ Global Select Market under the symbol "FBNC."

Please visit our website at  www.LocalFirstBank.com .

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," "anticipate," or other statements concerning opinions or judgments of the Company and its management about future events.  Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company's customers, the Company's level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.  For additional information about the factors that could affect the matters discussed in this paragraph, see the "Risk Factors" section of the Company's most recent annual report on Form 10-K available at www.sec.gov.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.  The Company is also not responsible for changes made to the press release by wire services, internet services or other media.

Exhibit I

Closing Branch	Receiving Branch	Transition Date
North Asheboro 1724 North Fayetteville Street Asheboro, NC 27204	Asheboro 176 North Fayetteville Street Asheboro, NC 27203	December 5, 2014
Candler 6 Dogwood Road Candler, NC 28715	Asheville – Leicester 349 New Leicester Highway Asheville, NC 28806	December 5, 2014
Candor 129 South Main St Candor, NC 27229	Biscoe 104 National Drive Biscoe, NC 27209	December 5, 2014
Cheraw Market St. 515 Market Street Cheraw, SC 29520	Cheraw – Main 901 Chesterfield Hwy Cheraw, SC 29520	December 5, 2014
Dublin, VA 205 Broad Street Dublin, VA 24084	Radford 1400 Tyler Avenue Radford, VA 24141	December 5, 2014
Maxton 107 West Central Street Maxton, NC 28364	Laurinburg 601 South Main Street Laurinburg, NC 28353	December 5, 2014
Pinebluff 140 North Walnut Street Pinebluff, NC 28373	Aberdeen 105 South Sandhills Boulevard Aberdeen, NC 28315	December 5, 2014
Rockingham 1305 East Broad Ave Rockingham, NC 28379	Rockingham –Main 1401 Fayetteville Rd. Rockingham, NC 28379	To Be Determined
Washington – J. Small 1296 John Small Ave Washington, NC 27889	Washington –Second St. 132 West Second Street Washington, NC 27889	December 5, 2014
Thomasville 22 Winston Street Thomasville, NC 27360	Thomasville-Liberty Square 201 Kennedy Road Thomasville, NC 27360	December 5, 2014